Law Offices
                               McAfee & Taft
                        A Professional Corporation
                    Tenth Floor, Two Leadership Square
                            211 North Robinson
                    Oklahoma City, Oklahoma 73102-7101
                              (405) 235-9621           Writer's Direct Dial
                            Fax (405) 235-0439


                             February 26, 1996






American Fidelity Variable
  Annuity Fund A
2000 Classen Center
Oklahoma City, Oklahoma 73106

                         Re:  Form N-3 Registration Statement, as
                              Amended (No. N.2-30771)

Ladies and Gentlemen:

          We have reviewed the above-referenced Registration Statement, as amended by Post-Effective Amendment No. 37, and the accompanying Form 24F-2 Annual Notice of Securities Sold Pursuant to Rule 24f-2 of American Fidelity Variable Annuity Fund A (the "Fund") with respect to the securities (the "Securities") sold under such Registration Statement pursuant to Rule 24f-2 under the Investment Company Act of 1940 during the Fund's fiscal year ended December 31, 1995, and we have generally conducted such investigation of the records of the Fund and American Fidelity Assurance Company and have examined such other documents as we deemed appropriate in order to render the opinion expressed herein.

          Based upon the foregoing, it is our opinion that the Securities were legally issued, fully paid and nonassessable.

                              Very truly yours,

                              MCAFEE & TAFT A PROFESSIONAL CORPORATION

                              McAFEE & TAFT
                              A Professional Corporation